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                                                                    Exhibit 23.4


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 1999 (except for Note 9, as to which the date is July 23, 1999) in the Proxy Statement and Prospectus included in the Registration Statement (Form S-4) of Chemdex Corporation for the registration of 12,057,366 shares of its common stock.

        Our audits also included the financial statement schedule of Chemdex Corporation included in the Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                             /s/ Ernst & Young LLP

San Jose, California
November 10, 1999